Exhibit 99.1

Natural Health Trends Reports First Quarter 2020 Financial Results

–Strong balance sheet with ample liquidity and $95 million in cash and cash equivalents
–Declared a quarterly cash dividend of $0.20 per share
–Expect to realize $8 million in annualized cost savings in 2020

HONG KONG – May 6, 2020 – Natural Health Trends Corp. (NASDAQ: NHTC), a leading direct-selling and e-commerce company that markets premium quality personal care, wellness and “quality of life” products under the NHT Global brand, today announced its financial results for the first quarter ended March 31, 2020.

First Quarter 2020 Financial Highlights

•Revenue of $14.9 million decreased 23% compared to $19.3 million in the first quarter of 2019.
•Operating loss was $1.4 million compared to a loss of $2.7 million in the first quarter of 2019.
•Net loss was $573,000, or $0.05 per diluted share, compared to a net loss of $1.9 million, or $0.17 per diluted share, in the first quarter of 2019.
•The number of Active Members1 decreased 2% to 56,490 at March 31, 2020 compared to 57,410 at December 31, 2019, and decreased 35% compared to 87,340 at March 31, 2019.
1Natural Health Trends defines Active Members as those that have placed at least one product order with the Company during the preceding twelve-month period.

Management Commentary

“First and foremost, our thoughts are with all of those around the world who have been impacted by the coronavirus,” commented Chris Sharng, President of Natural Health Trends Corp. “I am pleased that we have continued to run our operations efficiently with the health and safety of our employees, members and customers guiding our decisions as our top priority. The impact of the pandemic followed the already difficult operating conditions we experienced throughout 2019. While we could have never foreseen the impact COVID-19 would have on the global economy, we focused our efforts in 2019 on preparing our business to adapt to new realities following China’s 100-day campaign and have been applying key learnings from our experience to support our affected markets. To that end, we started implementing aggressive cost reduction measures beginning in the second half of 2019 which were partially offset by additional spending during the first quarter in direct response to COVID-19 and the governments’ measures to control the spread of the virus. As a result of the net effect of these actions, we narrowed the scope of our first quarter operating loss and decline in cash flow from operations despite the fact that our main markets were under severe lockdown for most of first quarter of 2020.”

Mr. Sharng concluded, “We have ample liquidity with $95 million in cash and cash equivalents and zero debt. Further, our highly variable cost structure allows us the flexibility to adapt in-line with order volume. As previously announced, we put a program in place to position us for increased operating efficiencies in several areas including reducing headcount and promotional spending. As a result, we now expect to realize annualized cost savings of approximately $8 million in 2020. I feel confident our employees and members will work together through these unprecedented times with our support and that we will emerge from this downturn even stronger than before.”

Balance Sheet and Cash Flow

•Net cash used in operating activities was $990,000 in the first quarter of 2020, compared to $11.3 million in the first quarter of 2019.
•Total cash and cash equivalents were $95.4 million at March 31, 2020, down slightly from $96.0 million at December 31, 2019.
•On May 4, 2020, the Company’s Board of Directors declared a quarterly cash dividend of $0.20 on each share of common stock outstanding. The dividend will be payable on May 29, 2020 to stockholders of record as of May 19, 2020.

First Quarter 2020 Financial Results Conference Call

Management will host a conference call to discuss the first quarter 2020 financial results today, Wednesday, May 6, 2020 at 11:30 a.m. Eastern Time. The conference call details are as follows:

Date:	Wednesday, May 6, 2020
Time:	11:30 a.m. Eastern Time / 8:30 a.m. Pacific Time
Dial-in:	1-877-407-0789 (Domestic) 1-201-689-8562 (International)
Conference ID:	13700943
Webcast:	http://public.viavid.com/index.php?id=138751

For those unable to participate during the live broadcast, a replay of the call will also be available from 2:30 p.m. Eastern Time on May 6, 2020 through 11:59 p.m. Eastern Time on May 20, 2020 by dialing 1-844-512-2921 (domestic) and 1-412-317-6671 (international) and referencing the replay pin number: 13700943.

About Natural Health Trends Corp.

Natural Health Trends Corp. (NASDAQ: NHTC) is an international direct-selling and e-commerce company operating through its subsidiaries throughout Asia, the Americas, and Europe. The Company markets premium quality personal care products under the NHT Global brand. Additional information can be found on the Company’s website at www.naturalhealthtrendscorp.com.

Forward-Looking Statements

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 -- Forward-looking statements in this press release do not constitute guarantees of future performance. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the risks and uncertainties detailed under the caption “Risk Factors” in Natural Health Trends Corp.’s Annual Report on Form 10-K filed on March 9, 2020 with the Securities and Exchange Commission (SEC), as well as in subsequent reports filed this year with the SEC. The Company assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

CONTACTS:

Company Contact:
Scott Davidson
Senior Vice President and Chief Financial Officer
Natural Health Trends Corp.
Tel (Hong Kong): +852-3107-0800
Tel (U.S.): 310-541-0888
scott.davidson@nhtglobal.com
Investor Contact:
ADDO Investor Relations
Tel: 310-829-5400
investor.relations@nhtglobal.com

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	March 31, 2020	December 31, 2019
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$95,393	$96,035
Inventories	5,406	6,404
Other current assets	6,922	5,936
Total current assets	107,721	108,375
Property and equipment, net	649	735
Operating lease right-of-use assets	2,878	3,135
Restricted cash	505	3,390
Deferred tax asset	1,162	2,039
Other assets	754	823
Total assets	$113,669	$118,497
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$848	$680
Accrued commissions	2,341	2,931
Other accrued expenses	1,971	2,387
Deferred revenue	3,994	4,506
Amounts held in eWallets	12,823	12,938
Operating lease liabilities	1,549	1,655
Other current liabilities	1,275	1,205
Total current liabilities	24,801	26,302
Income taxes payable	15,365	15,365
Deferred tax liability	203	202
Operating lease liabilities	1,403	1,564
Total liabilities	41,772	43,433
Stockholders’ equity:
Preferred stock	—	—
Common stock	13	13
Additional paid-in capital	86,102	86,102
Retained earnings	13,259	16,117
Accumulated other comprehensive loss	(1,573)	(1,264)
Treasury stock, at cost	(25,904)	(25,904)
Total stockholders’ equity	71,897	75,064
Total liabilities and stockholders’ equity	$113,669	$118,497

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended March 31,
	2020	2019
Net sales	$14,948	$19,328
Cost of sales	4,514	5,224
Gross profit	10,434	14,104
Operating expenses:
Commissions expense	6,603	9,498
Selling, general and administrative expenses	5,279	7,315
Total operating expenses	11,882	16,813
Loss from operations	(1,448)	(2,709)
Other income, net	93	432
Loss before income taxes	(1,355)	(2,277)
Income tax benefit	(782)	(354)
Net loss	$(573)	$(1,923)

Net loss per common share – basic and diluted	$(0.05)	$(0.17)
Weighted-average common shares outstanding – basic and diluted	10,483	11,333

NATURAL HEALTH TRENDS CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(573)	$(1,923)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	95	93
Noncash lease expense	418	447
Deferred income taxes	869	—
Changes in assets and liabilities:
Inventories	1,001	(192)
Other current assets	(1,033)	(1,159)
Other assets	52	(2)
Accounts payable	168	(174)
Accrued commissions	(528)	(3,575)
Other accrued expenses	(398)	(795)
Deferred revenue	(521)	(3,030)
Amounts held in eWallets	(175)	(142)
Operating lease liabilities	(440)	(499)
Other current liabilities	75	(241)
Long-term incentive	—	(158)
Net cash used in operating activities	(990)	(11,350)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(12)	(46)
Net cash used in investing activities	(12)	(46)
CASH FLOWS FROM FINANCING ACTIVITIES:
Dividends paid	(2,285)	(2,736)
Net cash used in financing activities	(2,285)	(2,736)
Effect of exchange rates on cash, cash equivalents and restricted cash	(240)	248
Net decrease in cash, cash equivalents and restricted cash	(3,527)	(13,884)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	99,425	135,651
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$95,898	$121,767
SUPPLEMENTAL DISCLOSURES OF OTHER CASH FLOW INFORMATION:
Issuance of treasury stock for employee awards, net	$—	$377
Right-of-use assets obtained in exchange for operating lease liabilities	$194	$4,462